April 22, 2003
Media Contact: Roger Buehrer, Las Vegas, NV (702) 876-7132
Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS OPERATING RESULTS TO BE IMPACTED BY WEATHER

Las Vegas – Southwest Gas Corporation (Southwest) expects its first quarter 2003 operating results to fall short of the consensus street estimate by approximately one-third. Southwest attributes the lower results to warmer-than-normal weather in its two primary operating areas. Nevada experienced its warmest January on record and Arizona its second warmest. Unseasonably warm temperatures continued through March.

Southwest Gas expects to release its earnings for the first quarter near the end of April.

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in gas procurement practices, changes in capital requirements and funding, acquisitions, and competition.

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